Exhibit 99.3

POSTER P2887

Lung function effects and safety of fluticasone furoate (FF)/vilanterol (VI) in patients with COPD: mid-high dose assessment

Martinez F(1), Boscia J(2), Feldman G(3), Scott-Wilson C(4), Kilbride S(5), Fabbri L(6), Calverley PMA(7), Crim C(4)

(1)University of Michigan, Ann Arbor, MI, USA; (2)CU Pharmaceutical Research, Union, SC, USA; (3)S. Carolina Pharmaceutical Research, Spartanburg, SC, USA; (4)GlaxoSmithKline, Research Triangle Park, NC, USA; (5)GlaxoSmithKline, London, UK; (6)University of Modena and Reggio Emilia Modena, Modena, Italy; (7)University of Liverpool, Liverpool, UK

INTRODUCTION

•                  There is increasing interest in once-daily dosing for respiratory medications; current inhaled corticosteroid (ICS)/long-acting beta2 agonist (LABA) combinations require twice-daily dosing, which may result in lower adherence and greater COPD costs.(1)

•                  FF/VI is a novel combination ICS/LABA that has been assessed in COPD at various strengths in small-scale studies.(2),(3)

OBJECTIVES

•                  To compare the efficacy and safety of two mid-to-high strengths of FF/VI with its constituent components, FF and VI, and placebo in patients with moderate-to-severe COPD.

METHODS

•                  Multi-centre, randomised, stratified (smoking status), placebo-controlled, double-blind, parallel-group study.

•                  Patients: age >40 years; history of moderate-to-severe COPD; smoking history >10 pack-years; post-bronchodilator (postBD) forced expiratory volume in 1s (FEV1)/forced vital capacity (FVC) ratio <0.70; postBD FEV1 <0.70 predicted; score of >2 on the Modified Medical Research Council Dyspnoea Scale (mMRC).

•                  Following a 2-week single-blind placebo run-in, patients were randomised in a 1:1:1:1:1:1 ratio to receive one of six treatments taken once daily in the morning via novel dry powder inhaler for 24 weeks: FF 100mcg, FF 200mcg, VI 25mcg, FF/VI 100/25mcg, FF/VI 200/25mcg, or placebo

•                  Salbutamol (as needed) and ipratropium bromide alone (stable dose) were permitted for symptom relief during run-in and treatment periods.

RESULTS

Study population and demographics

•                  Of 1909 patients screened, 1224 formed the intent-to-treat (ITT) population, 924 of whom completed the study.

•                  Patient characteristics at baseline are outlined in Table 1.

•                  Patient-reported medication use prior to screening: short-acting beta2-agonists 62%, short-acting anticholinergics 34%, LABA 35%, ICS 24%.

Table 1. Descriptive characteristics of the study group (ITT population)

		FF	FF	VI	FF/VI	FF/VI
	Placebo	100mcg	200mcg	25mcg	100/25mcg	200/25mcg
	N=205	N=204	N=203	N=203	N=204	N=205
Demographics
Age, yr	61.9 (8.14)	61.8 (8.28)	61.8 (9.02)	61.2 (8.62)	61.9 (8.79)	61.1 (8.67)
Male, %	74	74	74	74	71	67
BMI, kg/m(2)	26.9 (5.36)	27.1 (5.71)	26.7 (6.35)	26.2 (5.21)	26.2 (5.12)	25.9 (4.86)
Current/former smoker, %	53/47	56/44	55/45	55/45	53/47	55/45
Physiology
FEV1 (L; preBD)	1.35 (0.45)	1.41 (0.48)	1.30 (0.49)	1.37 (0.48)	1.36 (0.52)	1.33 (0.50)
FEV1 (% pred; preBD)	43.5 (13.0)	44.6 (13.0)	42.7 (12.7)	43.7 (12.9)	43.8 (13.8)	43.0 (13.0)
FEV1 (L; postBD)	1.50 (0.47)	1.53 (0.48)	1.44 (0.47)	1.52 (0.47)	1.49 (0.51)	1.46 (0.51)
FEV1 (% pred; postBD)	48.3 (12.7)	48.4 (12.2)	47.1 (12.0)	48.5 (12.9)	48.1 (12.9)	47.1 (12.8)
FEV1/FVC (%; postBD)	46.1 (11.3)	47.2 (11.3)	46.6 (10.7)	47.7 (11.1)	47.4 (11.3)	45.9 (11.5)
FEV1 reversibility (%)	12.9 (13.3)	11.3 (15.5)	12.4 (14.2)	12.7 (16.0)	12.5 (16.2)	10.3 (13.8)
mMRC: Score	2.4 (0.6)	2.4 (0.5)	2.4 (0.5)	2.4 (0.5)	2.4 (0.5)	2.4 (0.5)

Values are mean (SD) unless otherwise stated

SD=standard deviation; BMI=body mass index; preBD=pre-bronchodilator; pred=predicted; postBD=post-bronchodilator; mMRC=Modified Medical Research Council Dyspnoea Scale

Efficacy: Co-Primary

•                  Weighted mean (wm; 0–4h post-dose, Day 168) and change from baseline in trough (23–24h post-dose, Day 169) FEV1 improved with all active therapies (Fig. 1a and b)

•                  wm and trough FEV1 significantly improved for VI 25mcg and FF/VI 200/25mcg vs. placebo; wm FEV1 significantly improved for FF/VI 200/25mcg vs. FF 200mcg; trough FEV1 was not significantly different for FF/VI 200/25mcg vs. VI 25mcg (Table 2)

•                  Significance for other comparisons could not be inferred due to the hierarchy employed in the statistical analysis.

Table 2. Primary and secondary study endpoint comparisons(a) (ITT population)

	wmFEV1 (0–4h)	Trough FEV1	CRQ-SAS Dyspnea	Peak FEV1
Comparisons	Day 168	Day 169	Day 168(b)	Day 1
VI vs. PBO	0.185*	0.100*	0.07	0.147
	(0.133, 0.237)	(0.048, 0.151)	(-0.14, 0.28)	(0.117, 0.177)
FF/VI 200/25 vs. PBO	0.209*	0.131*	0.1	0.141
	(0.157, 0.261)	(0.080, 0.183)	(-0.12, 0.31)	(0.111, 0.171)
FF/VI 200/25 vs. VI 25	0.024	0.032	0.03	-0.006
	(-0.027, 0.075)	(-0.019, 0.083)	(-0.18, 0.23)	(-0.036, 0.024)
FF 200/25 vs. FF 200	0.168*	0.123	0.1	0.134
	(0.117, 0.219)	(0.072, 0.174)	(-0.11, 0.31)	(0.104, 0.164)
FF 200 vs. PBO	0.041	0.008	-0.01	0.007
	(-0.011, 0.093)	(-0.044, 0.060)	(-0.22, 0.21)	(-0.023, 0.037)
FF/VI 100/25 vs. PBO	0.214	0.144	0.24	0.152
	(0.161, 0.266)	(0.091, 0.197)	(0.02, 0.46)	(0.122, 0.182)
FF/VI 100/25 vs. VI 25	0.029	0.045	0.17	0.005
	(-0.023, 0.081)	(-0.008, 0.097)	(-0.04, 0.38)	(-0.025, 0.036)
FF 100/25 vs. FF 100	0.168	0.100	0.36	0.128
	(0.116, 0.220)	(0.047, 0.152)	(0.14, 0.57)	(0.098, 0.158)
FF 100 vs. PBO	0.046	0.044	-0.12	0.024
	(-0.006, 0.098)	(-0.008, 0.097)	(-0.33, 0.10)	(-0.006, 0.055)

Values are differences in least square mean (95% CI);

*significant difference (p<0.001). (a)Log rank analysis was used to analyse the secondary endpoint of time to 100mL improvement on Day 1. Inference from the associated p-values could not be drawn due to the testing hierarchy employed; b = for regulatory purposes in the USA, CRQ-SAS is considered an ‘other’ endpoint.

Efficacy: Secondary

•                  Chronic Respiratory Questionnaire Self-Administered Standardized (CRQ-SAS) dyspnoea domain scores improved numerically for all comparisons except FF (either strength) vs. placebo; no comparisons achieved minimally clinically important difference (Table 2).

•                  Peak FEV1 (0–4h) on Day 1 numerically improved for all comparisons except FF/VI 200/25 vs. VI 25 (Table 2).

•                  Median (actual) time to onset (increase of 100mL above baseline in FEV1) on Day 1 was 16–17 min in the FF/VI and VI treatment groups, 231 and 242 min in the FF 200 and 100 groups, respectively and not determinable in the placebo group.

Figure 1. Lung function data over time for wmFEV1 (a) and trough FEV1 (b) (ITT population)

LS=least squares; CI=confidence interval

Safety

•                  Incidence of adverse events AEs and serious AEs (SAEs), were similar with active therapy vs. placebo (Table 3).

•                  Pneumonia events were low, <2% of subjects in FF-containing arms, <1% with VI 25 and 0 with placebo. No events were fatal.

•                  6 deaths were reported during the study; 5 on-treatment (1 each in the placebo, FF/VI 100/25 and 200/25 groups and 2 in the VI 25 group. None were considered treatment-related.

•                  Exacerbations occurred more frequently in the placebo arm (10%) vs. treatment arms (2–9%), and for VI (9%) vs. FF (2–5%).

•                  There were no clinically relevant abnormalities in clinical chemistry/haematology parameters, vital signs, 12-lead ECG and 24 h Holter monitoring.

•                  Assessment of 24 h urinary cortisol showed no clinically relevant or statistically significant effect of any treatment.

Table 3. Overview of AEs and SAEs (ITT population)

		FF	FF	VI	FF/VI	FF/VI
	Placebo	100mcg	200mcg	25mcg	100/25mcg	200/25mcg
n (%)	N=205	N=204	N=203	N=203	N=204	N=205
Any on-treatment AEs	96 (47)	78 (38)	96 (47)	85 (42)	92 (45)	93 (45)
Nasopharyngitis	17 (8)	14 (7)	20 (10)	19 (9)	13 (6)	13 (6)
Headache	15 (7)	13 (6)	11 (5)	20 (10)	11 (5)	15 (7)
Any on-treatment treatment-related AEs	20 (10)	13 (6)	27 (13)	13 (6)	21 (10)	18 (9)
Infections and infestations (SOC)	6 (3)	7 (3)	14 (7)	3 (1)	13 (6)	10 (5)
Oral candidiasis*	2 (<1)	5 (2)	4 (2)	2 (<1)	8 (4)	3 (1)
Oropharyngeal candidiasis*	3 (1)	0	5 (2)	1 (<1)	2 (<1)	3 (1)
AEs leading to permanent discontinuation or withdrawal	23 (11)	14 (7)	15 (7)	14 (7)	20 (10)	23 (11)
Any on-treatment SAEs	10 (5)	6 (3)	10 (5)	16 (8)	12 (6)	15 (7)

On-treatment and drug-related AEs occurring in >5% of patients in any treatment group are presented.

SOC=System Organ Class;* mutually exclusive coding

CONCLUSIONS

•                  The addition of the LABA VI to FF resulted in a rapid and sustained improvement in FEV1 in COPD patients with moderate-to-severe airflow obstruction.

•                  Once-daily FF/VI exhibited a tolerability profile that did not differ markedly from its individual components.

REFERENCES

(1)         Toy EL, et al. Respir Med 2011;105:435–441.

(2)         Lötvall J, et al. BMJ Open 2012;2:e000370.

(3)         Boscia JA, et al. Clin Ther 2012;12 July [Epub ahead of print].

ACKNOWLEDGEMENTS

•                  The presenting author, Fernando J Martinez, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: FJM has participated in advisory boards in COPD development for Actelion, Almirall, American Institutes for Research, Astra Zeneca, Bayer, BoomComm, Forest, GlaxoSmithKline, HCRC, Ikaria, IntraMed, Janssen, JK Associates, MedImmune, Merck, Merion, Novartis, Nycomed/Takeda, Pearl, Pfizer, Schering and Sudler and Hennessey. He has been a member of the steering committee for COPD studies sponsored by GlaxoSmithKline, Forest, MPex, and Nycomed/Takeda. He has participated in Food and Drug Administration mock panels for Boehringer Ingelheim and Forest. The University of Michigan received funds from Boehringer Ingelheim for a COPD study. He has served on speaker’s bureaus or in continuing medical education activities sponsored by American College of Chest Physicians, American Lung Association, Almirall, Astra Zeneca, William Beaumont Hospital, Boehringer Ingelheim, Center for Health Care Education, CME Incite, ePocrates, Forest, France Foundation, GlaxoSmithKline, Lovelace, MedEd, NACE, Nycomed, Potomac, Prescott, Sanofi Aventis, St Luke’s Hospital, and UpToDate. He has received royalties from Associates in Medical Marketing and Castle Connolly.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZC112207, Clinicaltrials.gov NCT01054885.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Tom Gallagher at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society Annual Congress 2012 Vienna, Austria, 1–5 September, 2012